Exhibit 99.1

Northern Star Acquisition Corp. and BARK Announce BARK’s

Preliminary Fourth Quarter and Fiscal Year 2021 Results and Reaffirm

Fiscal 2022 Outlook

For fiscal fourth quarter, revenue increased 79% year over year

For fiscal full year 2021, revenue increased 69% year over year

Annual Meeting to approve proposed merger scheduled for May 28, 2021

NEW YORK, May 18, 2021 — Northern Star Acquisition Corp. (“Northern Star”) (NYSE: STIC), a publicly traded special purpose acquisition company, announced today the preliminary financial results for its merger partner, Barkbox, Inc. (“BARK” or the “Company”) for its fourth quarter and twelve months ended March 31, 2021. BARK has also reaffirmed its fiscal full year 2022 financial forecast, and, in addition, provided fiscal first quarter 2022 revenue guidance.

Preliminary Fiscal Fourth Quarter 2021 Results:

•	Revenue increased 79.0% to $112.2 million as compared to the same period last year.

•	Subscription Shipments increased 70.3% year over year to 3.5 million.

•	Gross margin was 60.6% as compared to 61.9% for the same period last year.

•	Net loss was $(7.1) million, or (6.3)% of revenue, as compared to $(4.1) million, or (6.6)% of revenue, for the same period last year.

•	Adjusted EBITDA(1) was $0.2 million as compared to $(0.8) million for the same period last year.

•	Adjusted EBITDA margin was 0.2% as compared to (1.3)% for the same period last year.

•	New Subscriptions totaled 264,000, an increase of 72.5% year over year.

•	Lifetime Value (“LTV”) to Customer Acquisition Cost (“CAC”)(2) was 6.6x.

Preliminary Fiscal Full Year 2021 Results:

•	Revenue increased 68.8% to $378.6 million as compared to fiscal year 2020.

•	Subscription Shipments increased 52.5% year over year to 11.6 million.

•	Gross margin was 59.7% as compared to 60.4% for fiscal year 2020.

•	Net loss was $(31.4) million, or (8.3)% of revenue, as compared to $(31.4) million, or (14.0)% of revenue, for the fiscal year 2020.

•	Adjusted EBITDA was $(7.9) million as compared to $(17.8) million for fiscal year 2020.

•	Adjusted EBITDA margin was (2.1)% as compared to (7.9)% for fiscal year 2020.

•	New Subscriptions totaled 1.2 million, an increase of 91.4% year over year.

•	LTV to CAC was 6.3x.

(1)

Adjusted EBITDA, is a non-GAAP financial measure, which excludes the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the “Non-GAAP Financial Information” section of this release for additional information about these items.

(2)

Lifetime Value (“LTV”) to CAC (“LTV:CAC”) is a measure of the return on the cost to acquire New Subscriptions. This unit economics metric indicates how efficient we are in acquiring each New Subscription on average. The average life time of a subscription is calculated as the inverse of the Average Monthly Subscription Churn. LTV is calculated as the average life time of a subscription times the average gross profit per subscription shipped in the period. LTV:CAC is LTV divided by CAC. Average gross profit per subscription shipped in the period is calculated as Direct to Consumer Gross Profit for the period divided by number of subscriptions shipped in the period.

“In fiscal 2021, BARK continued to generate impressive revenues, which grew nearly 70% year over year, reflecting the strength of the Company’s differentiated product offerings and brand appeal, proprietary data-driven platform, omnichannel sales approach and our outstanding customer engagement,” said Manish Joneja, Chief Executive Officer of BARK. “Through our pending merger with Northern Star, we are confident BARK will have the capital and resources necessary to accelerate our key strategic initiatives and further our position as the leading brand for dogs in the rapidly growing pet industry worldwide. We are excited about BARK’s many growth opportunities ahead as we continue on our mission to make all dogs happy.”

“BARK’s strong fourth quarter and fiscal year performance further demonstrates the Company’s outstanding execution as it continues to outpace the growth in the pet industry,” stated Joanna Coles, Chairperson and Chief Executive Officer of Northern Star. “We believe that BARK’s powerful business model and strong management team will drive long-term profitable growth and compelling shareholder value.”

Preliminary Fiscal Fourth Quarter Details:

Revenue increased 79.0% to $112.2 million in the fourth quarter of fiscal year 2021 as compared to $62.7 million in the fourth quarter of fiscal year 2020. Direct to Consumer (“DTC”) revenue increased 79.3% to $101.3 million in the fourth quarter of fiscal year 2021 as compared to $56.5 million in the fourth quarter of fiscal year 2020. The increase in DTC revenue was driven by the increase in Subscription Shipments combined with an increase in Average Order Value (“AOV”). Commerce revenue increased 76.8% to $10.9 million in the fourth quarter of fiscal year 2021 as compared to $6.2 million in the fourth quarter of fiscal year 2020. The increase in Commerce revenue was driven by an increase in Retail and BARK Home revenues.

Gross profit increased 75.1% to $68.0 million in the fourth quarter of fiscal year 2021 from $38.8 million in the fourth quarter of fiscal year 2020. Gross margin was 60.6% in the fourth quarter of fiscal year 2021 compared to 61.9% in the fourth quarter of fiscal year 2020. The decrease in gross margin in the fourth quarter of fiscal 2021 was due to higher inbound freight costs as a result of worldwide shipping congestion, combined with accommodations given to customers affected by shipment delays in December.

General and administrative expenses increased 77.8% to $55.6 million in the fourth quarter of fiscal year 2021 from $31.3 million in the fourth quarter of fiscal year 2020, primarily due to the increase in Subscription Shipments in the quarter as well as the continuing build out of new product line teams. As a percentage of revenue, general and administrative expenses decreased by 30 basis points to 49.6% in the fourth quarter of fiscal year 2021 from 49.9% in the fourth quarter of fiscal year 2020.

Advertising and marketing expenses increased 58.6% to $16.2 million in the fourth quarter of fiscal year 2021 from $10.2 million in the fourth quarter of fiscal year 2020. This increase was primarily related to materially higher New Subscriptions for the quarter when compared to the same period last year, combined with approximately comparable CAC offset slightly by a reduction in marketing expenses related to Retail. New Subscriptions were 264,000 in the fourth quarter of fiscal 2021, compared to 153,000 in the fourth quarter of fiscal 2020, a 72.5% increase compared to last year. CAC was $51.47, an increase of only 1.8% compared to last year. As a percentage of revenue, advertising and marketing expenses decreased 180 basis points to 14.5% in the fourth quarter of fiscal year 2021 from 16.3% in the fourth quarter of fiscal year 2020.

Net loss was $(7.1) million, with a net loss margin of (6.3)%, in the fourth quarter of fiscal year 2021 as compared to a net loss of $(4.1) million, with a net loss margin of (6.6)%, in the fourth quarter of fiscal year 2020.

Adjusted EBITDA was $0.2 million, or an Adjusted EBITDA margin of 0.2%, in the fourth quarter of fiscal year 2021, as compared to an Adjusted EBITDA of $(0.8) million, or an Adjusted EBITDA margin of (1.3)%, in the fourth quarter of fiscal year 2020.

Preliminary Fiscal Full Year 2021 Details:

Revenue increased 68.8% to $378.6 million in the fiscal year 2021 as compared to total revenue of $224.3 million in the fiscal year 2020. DTC revenue increased 63.6% to $334.0 million in the fiscal year 2021 as compared with $204.2 million in the fiscal year 2020. The increase in DTC revenue was primarily driven by a significant increase in Subscription Shipments, which grew by 4.0 million, or 52.5%, during the fiscal year. AOV grew 7.2% year over year also contributing to the increase in DTC revenue. Commerce revenue increased 121.1% to $44.6 million in the fiscal year 2021 as compared with $20.2 million in the fiscal year 2020. The increase in Commerce revenue was driven by an increase in Retail and BARK Home revenues.

Net loss was $(31.4) million, (8.3)% of revenue, in the fiscal year 2021 as compared with net loss of $(31.4) million, (14.0)% of revenue, in the fiscal year 2020. Contributing to the net loss in fiscal year 2021 was significantly higher year over year interest expense due to fees associated with early repayment of debt, as well as significantly higher stock based compensation on a year over year basis.

For the fiscal year 2021, Adjusted EBITDA was $(7.9) million, or (2.1)% of revenue, versus Adjusted EBITDA of $(17.8) million, or (7.9)% of revenue, for the fiscal year 2020. The change in Adjusted EBITDA is the result of an increase in revenue and gross profit for the fiscal year ended March 31, 2021 in both Direct to Consumer and Commerce. In addition, lower than historical CAC as a result of decreased pricing for social media advertising due to the impact of the COVID-19 pandemic led to lower advertising and marketing expense as a percentage of revenue. As BARK grows its new businesses and media rates return to historic levels, the Company does not expect to maintain this low CAC.

Preliminary Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance as of March 31, 2021 was $38.3 million compared with $9.7 million as of March 31, 2020. As of March 31, 2021, the Company had total debt outstanding of $115.7 million compared with $61.5 million as of March 31, 2020.

Inventories as of March 31, 2021 increased 95.1% to $77.5 million compared with $39.7 million as of March 31, 2020.

Fiscal Year 2022 Outlook

Based on information available as of May 18, 2021, BARK is issuing guidance for fiscal first quarter 2022 and reaffirming guidance for fiscal full year 2022 as follows:

For fiscal first quarter 2022, the Company expects:

•	Net revenue in the range of $116 million to $118 million, reflecting an approximate 56% year over year increase at the mid point of the range.

For fiscal full year 2022, the Company reaffirms its forecast included in the investor presentation furnished as an exhibit to Northern Star’s Current Report on Form 8-K filed December 17, 2020, including:

•	Net revenue of $516 million.

•	Net loss of $(41) million.

•	Adjusted EBITDA of $(31) million.

Transaction Update

Norther Star’s Annual Meeting of Stockholders (the “Annual Meeting”) to consider the previously announced merger agreement between Northern Star and BARK has been set for May 28, 2021. Stockholders of record as of April 5, 2021 (the “Record Date”) are eligible to vote at the Annual Meeting.

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2021 results will be held today, May 18, 2021, at 6:30 a.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company’s comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (866) 465-0807, conference ID 6479967. Any interested party will also have the opportunity to access the call via the Internet at https://investors.bark.co/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at https://investors.bark.co/.

	CONSOLIDATED STATEMENTS OF OPERATIONS
	(UNAUDITED)

	Fiscal Year 2020					Fiscal Year 2021
	Quarter Ended				Fiscal Year Ended	Quarter Ended				Fiscal Year Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	March 31, 2021
	(in thousands)					(in thousands)
Revenue	$50,027	$52,455	$59,183	$62,670	$224,335	$74,808	$86,413	$105,175	$112,208	$378,604
Cost of revenue	19,703	19,195	26,161	23,862	88,921	27,888	34,859	45,674	44,243	152,664

Gross profit	30,324	33,260	33,022	38,808	135,414	46,920	51,554	59,501	67,965	225,940
Operating expenses:
General and administrative	25,752	27,877	30,977	31,287	115,893	32,036	39,279	52,567	55,628	179,510
Advertising and marketing	7,650	11,153	17,101	10,243	46,147	11,575	12,958	26,250	16,246	67,029

Total operating expenses	33,402	39,030	48,078	41,530	162,040	43,611	52,237	78,817	71,874	246,539

Loss from operations	(3,078)	(5,770)	(15,056)	(2,722)	(26,626)	3,309	(683)	(19,316)	(3,909)	(20,599)
Interest expense	(1,105)	(1,308)	(1,421)	(1,587)	(5,421)	(1,514)	(1,906)	(4,961)	(2,542)	(10,923)
Other income, net	173	142	180	184	679	221	1,211	(696)	(605)	131

Loss before income taxes	(4,010)	(6,936)	(16,297)	(4,125)	(31,368)	2,016	(1,378)	(24,973)	(7,056)	(31,391)
Provision for income taxes	—	—	—	—	—	—	—	—	—	—

Net loss and comprehensive loss	$(4,010)	$(6,936)	$(16,297)	$(4,125)	$(31,368)	2,016	(1,378)	(24,973)	(7,056)	(31,391)

	GROSS PROFIT BY SEGMENT
	(UNAUDITED)

	Fiscal Year 2020					Fiscal Year 2021
	Quarter Ended				Fiscal Year Ended	Quarter Ended				Fiscal Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,	June 30,	September 30,	December 31,	March 31,	March 31,
	2019	2019	2019	2020	2020	2020	2020	2020	2021	2021
	(in thousands)					(in thousands)
Direct to Consumer:
Revenue	$47,676	$47,972	$52,001	$56,502	$204,151	$67,099	$75,368	$90,202	$101,300	$333,970
Costs of revenue	18,168	16,740	23,241	21,041	79,191	24,116	29,052	36,866	38,010	128,044

Gross profit	$29,508	$31,232	$28,760	$35,461	$124,960	$42,983	$46,316	$53,336	$63,290	$205,926

Commerce:									—	—
Revenue	$2,351	$4,483	$7,182	$6,168	$20,184	$7,709	$11,045	$14,973	$10,908	$44,634
Costs of revenue	1,535	2,454	2,920	2,821	9,730	3,772	5,807	8,808	6,233	24,620

Gross profit	$816	$2,029	$4,262	$3,347	$10,454	$3,937	$5,237	$6,165	$4,675	$20,014

Consolidated:									—	—
Revenue	$50,027	$52,455	$59,183	$62,671	$224,335	$74,808	$86,413	$105,175	$112,208	$378,604
Costs of revenue	19,703	19,195	26,161	23,862	88,921	27,888	34,859	45,674	44,243	152,664

Gross profit	$30,324	$33,260	$33,022	$38,808	$135,414	$46,920	$51,554	$59,501	$67,965	$225,940

	Key Performance Indicators
	Fiscal Year 2020					Fiscal Year 2021
	For the Quarter Ended				Fiscal Year Ended	For the Quarter Ended				Fiscal Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,	June 30,	September 30,	December 31,	March 31,	March 31,
	2019	2019	2019	2020	2020	2020	2020	2020	2021	2021
Subscription Shipments (in 000’s)	1,812	1,801	1,971	2,034	7,618	2,368	2,675	3,113	3,463	11,619
Average Monthly Subscription Shipment Churn	7.0%	8.0%	6.1%	8.9%	7.5%	6.2%	5.3%	6.5%	5.4%	5.9%
Active Subscriptions (in 000’s)	1,033	1,075	1,175	1,207	1,207	1,382	1,499	1,729	1,826	1,826
New Subscriptions (in 000’s)	102	142	230	153	627	303	252	381	264	1,200
CAC	$57.31	$57.68	$56.47	$50.56	$55.44	$30.83	$43.98	$60.50	$51.47	$47.55
LTV:CAC	4.1x	3.8x	4.2x	3.9x	3.9x	9.5x	7.4x	4.4x	6.6x	6.3x
Average Order Value	$26.32	$26.63	$26.39	$27.77	$26.80	$28.34	$28.18	$28.98	$29.25	$28.74

Use of Non-GAAP Financial Measures

BARK reports its financial results in accordance with GAAP. However, BARK’s management believes that Adjusted EBITDA and Adjusted EBITDA margin, both non-GAAP financial measures, provide investors with additional useful information in evaluating its performance.

BARK calculates Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax expense, and (6) one time transaction costs associated with the financing and merger. BARK calculates Adjusted EBITDA margin by dividing Revenue for the period by Adjusted EBITDA for the period.

Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with GAAP. BARK believes that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with its financial results presented in accordance with GAAP, provides meaningful supplemental information regarding its operating performance and facilitates internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, BARK believes that the use of Adjusted EBITDA and Adjusted EBITDA margin are helpful to its investors as it is a measure used by management in assessing the health of its business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA margin include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA margin do not reflect these capital expenditures, (3) the measures do not consider the impact of stock-based compensation expense, which is an ongoing expense for BARK and (4) the measures do not reflect other non-operating expenses, including interest expense. In addition, its use of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA or Adjusted EBITDA margin in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating BARK’s performance, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial measures, including its net income (loss) and other results stated in accordance with GAAP.

The following tables presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, and the calculation of Adjusted EBITDA margin, for the periods presented:

	ADJUSTED EBITDA
	Fiscal Year 2020					Fiscal Year 2021
	Quarter Ended				Fiscal Year Ended	Quarter Ended				Fiscal Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,	June 30,	September 30,	December 31,	March 31,	March 31,
	2019	2019	2019	2020	2020	2020	2020	2020	2021	2021
	(in thousands)					(in thousands)
Net loss	$(4,011)	$(6,936)	$(16,296)	$(4,124)	$(31,367)	$2,016	$(1,378)	$(24,972)	$(7,058)	$(31,391)
Adjusted to exclude the following:
Interest expense	$1,105	$1,308	$1,420	1,587	5,421	1,514	1,906	4,961	2,542	10,923
Depreciation and amortization expense	$257	$318	$375	448	1,397	509	528	660	708	2,405
Stock compensation expense	$376	$245	$798	398	1,817	388	1,004	2,734	2,395	6,522
Change in fair value of warrants and derivatives	$(61)	$(41)	$(33)	39	(96)	(34)	(1,229)	1,599	594	931
Sales and use tax expense (1)	$1,950	$1,591	$667	815	5,023	597	243	285	85	1,211
Transaction costs (2)	$—	$—	$—	—	—	—	—	630	916	1,545

Adjusted EBITDA	$(385)	$(3,514)	$(13,069)	$(838)	$(17,806)	$4,990	$1,075	$(14,102)	$182	$(7,854)

Net loss margin	(8.02)%	(13.22)%	(27.54)%	(6.58)%	(13.98)%	2.70%	(1.59)%	(23.74)%	(6.29)%	(8.29)%

Adjusted EBITDA margin	(0.77)%	(6.70)%	(22.08)%	(1.34)%	(7.94)%	6.67%	1.24%	(13.41)%	0.16%	(2.07)%

(1)

Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax.

(2)	Transactions costs represent non-recurring consulting and advisory costs with respect to the merger agreement entered into with Northern Star Acquisition Corp. on December 16, 2020.

BARKBOX, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2021 AND 2020

(UNAUDITED)

(In thousands, except share and per share data)

	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,278	$9,676
Accounts receivable—net	8,927	3,929
Prepaid expenses and other current assets	7,409	1,500
Inventory	77,454	39,696

Total current assets	132,068	54,801
PROPERTY AND EQUIPMENT—NET	13,465	7,144
INTANGIBLE ASSETS—NET	2,070	1,341
OTHER NONCURRENT ASSETS	3,260	1,403

TOTAL ASSETS	$150,863	$64,689

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	50,501	38,584
Accrued and other current liabilities	44,605	21,416
Deferred revenue	27,177	13,282
Short-term debt	—	45,184

Total current liabilities	122,283	118,466
LONG-TERM DEBT	115,729	16,346
OTHER LONG-TERM LIABILITIES	11,834	5,277

Total liabilities	249,846	140,089
COMMITMENTS AND CONTINGENCIES (Note 10)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series Seed preferred stock, par value $0.0001 per share—2,057,188 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	1,897	1,897
Series A preferred stock, par value $0.0001 per share—2,110,400 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	4,948	4,948
Series B preferred stock, par value $0.0001 per share—990,068 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	10,285	10,285
Series C preferred stock, par value $0.0001 per share—2,142,188 shares authorized, issued and outstanding as of March 31, 2021 and 2020.	34,585	34,585
Series C-1 preferred stock, par value $0.0001 per share—710,716 shares authorized; 452,671 shares issued and outstanding as of March 31, 2021 and 2020.	8,272	8,272

Total redeemable convertible preferred stock	59,987	59,987
STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.0001 per share—18,600,000 and 17,000,000 shares authorized; 5,498,588 and 5,196,711 shares issued and outstanding as of March 31, 2021 and 2020, respectively.	—	—
Treasury stock, at cost	(4,764)	(4,755)
Additional paid-in capital	25,748	17,931
Accumulated deficit	(179,954)	(148,563)

Total stockholders’ deficit	(158,970)	(135,387)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$150,863	$64,689

BARKBOX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2021, AND 2020

(UNAUDITED)

(In thousands)

	2021	2020
Net cash used in operating activities	$(19,618)	$(19,666)
Net cash used in investing activities	(4,825)	(4,677)
Net cash provided by financing activities	54,498	22,678

Net increase (decrease) in cash, cash equivalents and restricted cash	30,055	(1,665)
Cash, cash equivalents and restricted cash — beginning of period	9,676	11,341

Cash, cash equivalents and restricted cash — end of period	$39,731	$9,676

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$38,278	$9,676
Restricted cash—Prepaid expenses and other current assets	1,453	—

Total cash, cash equivalents and restricted cash	$39,731	$9,676

About BARK

BARK is the world’s most dog-centric company, devoted to making dogs and their people happy with the best products, services and experiences. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats and wellness supplements, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2012, BARK loyally serves dogs nationwide with monthly subscription services, BarkBox and Super Chewer; a curated e-commerce experience on BarkShop.com; custom collections via its retail partner network, including Target and Amazon; wellness products that meet your dogs’ needs with BARK Bright; and a meal personalization and delivery service for dogs BARK Eats. At BARK, we want to be the people our dogs think we are and promise to be their voice until every dog reaches its full tail-wagging potential. Sniff around at bark.co for more information.

About Northern Star Acquisition Corp.

Northern Star Acquisition Corp. is a special purpose acquisition company whose management team and Board of Directors are composed of veteran consumer, media, technology, retail and finance industry executives and founders, including Joanna Coles, Chairperson and Chief Executive Officer, and Jonathan Ledecky, President and Chief Operating Officer. Ms. Coles is a creative media and technology executive who in her previous roles as editor of two leading magazines and Chief Content Officer of Hearst Magazines developed an extensive network of relationships at the intersection of technology, fashion and beauty. Ms. Coles currently serves as a special advisor to Cornell Capital, a $7 billion private investment firm, and is on the board at Snap Inc., Sonos, Density Software, and on the global advisory board of global payments company Klarna. Mr. Ledecky is a seasoned businessman with over 35 years of investment and operational experience. He has executed hundreds of acquisitions across multiple industries and raised over $25 billion in debt and equity. He is also co-owner of the National Hockey League’s New York Islanders franchise. For additional information, please visit https://northernstaric.com.

Important Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Northern Star and BARK. Northern Star has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a proxy statement/prospectus of Northern Star, and certain related documents, to be used at the meeting of shareholders scheduled for May 28, 2021 to approve the proposed business combination and related matters. Investors and security holders of Northern Star are urged to read the proxy statement/prospectus, and any amendments thereto and other relevant documents that have or will be filed with the SEC, carefully and in their entirety when they become available because they contain important information about BARK, Northern Star and the business combination. The definitive proxy statement has been mailed to shareholders of Northern Star as of April 5, 2021. Investors and security holders will also be able to obtain copies of the registration statement and other documents containing important information about each of the companies, without charge, at the SEC’s web site at www.sec.gov.

The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

Northern Star, BARK and certain of their respective directors and executive officers may be deemed participants in the solicitation of proxies from the shareholders of Northern Star in favor of the approval of the business combination and related matters. Shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of Northern Star’s executive officers and directors in the solicitation by reading Northern Star’s Final Prospectus dated November 10, 2020, filed with the SEC on November 12, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Northern Star’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, is set forth in the proxy statement relating to the business combination.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Key Performance Indicators

BARK measures its business using both financial and operating data and use the following metrics and measures (among others) to assess the near-term and long-term performance of its overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies, and monitoring our business. BARK present a number of key performance indicators to assist investors in understanding its operating results on an on-going basis. These key performance indicators may also assist investors in making comparisons of BARK’s operating results with those of other companies.

In assessing the performance of the business during the twelve months ended March 31, 2021 and 2020, BARK’s management reviewed the following key performance indicators, each of which is described below:

•

Subscription Shipments: BARK defines Subscription Shipments as the total number of subscription product shipments shipped in a given period. Subscription Shipments does not include gift subscriptions or one-time subscription shipments.

•

Active Subscriptions: BARK defines Active Subscriptions as the total number of unique product subscriptions with at least one shipment during the last 12 months. Active Subscriptions does not include gift subscriptions or one-time subscription purchases.

•

Average Monthly Subscription Shipment Churn: Average Monthly Subscription Shipment Churn is calculated as the average number of subscriptions that have been cancelled in the last three months, divided by the average monthly active subscriptions in the last three months. The number of cancellations used to calculate Average Monthly Subscription Shipment Churn is net of the number of subscriptions reactivated during the last three months.

•	New Subscriptions: BARK defines New Subscriptions as the number of unique subscriptions with their first shipment occurring in a period.

•	Average Order Value (“AOV”): Direct to Consumer revenue for the period divided by Subscription Shipments for the same period.

•

Customer Acquisition Cost (“CAC”): Customer Acquisition Cost (“CAC”) is a measure of the cost to acquire New Subscriptions in its Direct to Consumer business segment. CAC is a monthly measure defined as media spend in BARK’s Direct to Consumer business segment in the period indicated, divided by total New Subscriptions in such period.

•	Lifetime Value (“LTV”): Lifetime Value is the dollar value of each subscription as measured by the cumulative Direct to Consumer Gross Profit for the average life of the subscription.

Cautionary Statement Regarding Preliminary Estimated Results

The preliminary estimated results for the fourth quarter and fiscal year ended March 31, 2021 are preliminary, unaudited and subject to completion. They reflect BARK management’s current views and may change as a result of BARK’s review of results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results are subject to the finalization and closing of BARK’s accounting books and records (which have yet to be performed), and should not be viewed as a substitute for full quarterly or annual financial statements prepared in accordance with GAAP. Northern Star and BARK caution you that these preliminary results are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. For more information regarding factors that could cause actual results to differ from those described above, please see “Cautionary Statement Regarding Forward-Looking Statements” below.

The preliminary estimated results have been prepared by, and are the responsibility of, BARK’s management. BARK’s independent registered public accounting firm, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary estimated financial information.

Cautionary Statement Regarding Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity.

These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of BARK’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BARK. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, financial, political and legal conditions. These forward-looking statements are subject to a number of risks and uncertainties; the inability of the parties to successfully or timely consummate the merger, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the merger is not obtained; failure to realize the anticipated benefits of the merger; risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic; and those factors discussed in documents of Northern Star filed, or to be filed, with SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Northern Star nor BARK presently know or that Northern Star and BARK currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect Northern Star’s and BARK’s expectations, plans or forecasts of future events and views as of the date of this press release. Northern Star and BARK anticipate that subsequent events and developments will cause Northern Star’s and BARK’s assessments to change. However, while Northern Star and BARK may elect to update these forward-looking statements at some point in the future, Northern Star and BARK specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Northern Star’s and BARK’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Northern Star’s and BARK’s control. While all projections are necessarily speculative, Northern Star and BARK believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Northern Star and BARK, or their respective representatives and advisors, considered or consider the projections to be a reliable prediction of future events.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering in an investment in Northern Star and is not intended to form the basis of an investment decision in Northern Star. All subsequent written and oral forward-looking statements concerning Northern Star and BARK, the proposed transactions or other matters and attributable to Northern Star and BARK or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

For BARK

Investors:

ICR, Inc.

Jean Fontana

Jean.Fontana@icrinc.com

Media:

Garland Harwood

press@barkbox.com

For Northern Star Acquisition Corp.

Jonathan Gasthalter/Nathaniel Garnick/Sam Fisher

Gasthalter & Co.

(212) 257-4170

northernstar@gasthalter.com